UNIVERSAL RECOVERIES INC.
                                     D.B.A.
                              SUBROGATION PARTNERS


                          SUBROGATION SERVICE AGREEMENT

         This AGREEMENT is made on behalf of Universal Recoveries Inc. d.b.a. Subrogation Partners with offices located at 420 Lexington Ave., New York, NY 10170 (hereinafter referred to as "SUBROGATION PARTNERS") and Empire Insurance Company and Allcity Insurance Company and successors and assigns, with offices located at 335 Adams Street, Brooklyn, NY 11201 (hereinafter referred to as "CLIENT").

                                   WITNESSETH

         WHEREAS, SUBROGATION PARTNERS is engaged in the business of reviewing insurance carriers claim files to which subrogation and recovery rights apply and recovering monies due by exercising an insurance carrier's rights of subrogation; ("Subrogation Services"); and

         WHEREAS, CLIENT desires to retain SUBROGATION PARTNERS to perform Subrogation Services for the CLIENT with respect to certain insurance policies issued by the CLIENT throughout the New York and United States; and

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, SUBROGATION PARTNERS and CLIENT hereby agree as follows:

            ARTICLE ONE: CLAIMS SERVICE AUTHORITY & POWER OF ATTORNEY

         The CLIENT hereby retains SUBROGATION PARTNERS and grants SUBROGATION PARTNERS the limited authority to settle designated claims arising from the Subrogation Services hereunder. Such authority shall include, generally, the processing, investigating, adjusting, compromising, and collecting of subrogation recoveries from claims paid including, but not limited to, no fault, workers compensation, general liability, property and comprehensive and collision claims. The CLIENT grants to SUBROGATION PARTNERS authority to compromise and settle claims relating to the Subrogation Services only.

         The CLIENT hereby authorizes SUBROGATION PARTNERS to act on its behalf solely to accomplish the aforesaid ends, and hereby grants a limited power of attorney solely for the purpose set forth above.

                               ARTICLE TWO: SCOPE

         This AGREEMENT shall include all claims originating from Commercial and Personal insurance policies; i.e. Workers Compensation, General Liability, Home Owners, Property, Personal Injury Protection (No Fault) and Comprehensive and Collision issued by the CLIENT

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for all loss  years  through  June 28,  2001.  Specifically  excluded  from this agreement is any  subrogation  claim  originating  from the New York Public Auto
Pool.

                           ARTICLE THREE: DEFINITIONS

         The following terms shall have the indicated meanings;

         ALLOCATED LOSS EXPENSES shall include, the following items; appraisal fees, accident scene investigation, product liability, Engineering investigations, fees for obtaining photocopies, Department of Motor Vehicle fees. total Loss evaluations, Central Index Bureau (CIB), Skip Tracer fees, Arbitration fees, fees for filing liens, Attorney fees, overnight mail expenses, medical and other records, and other reasonable and necessary expenses.

                             ARTICLE FOUR: THE TERM

         This AGREEMENT SHALL COMMENCE on the 15th day of June 1999 for a two year period. Either party may terminate this AGREEMENT by submitting to the other party in writing, at the address noted above, notice of its intent to terminate and in accordance with Article 12.

                   ARTICLE FIVE: SUBROGATION SERVICES & DUTIES

A. EXERCISE THE CLIENT'S RIGHTS OF SUBROGATION: SUBROGATION PARTNERS duties shall include generally identifying, pursuing and collecting subrogation and deductible recoveries for all claims currently reported to the CLIENT and all future claims reported to the CLIENT during the term of this AGREEMENT.

B. ON-SITE STAFF (4): SUBROGATION PARTNERS will establish permanent onsite staff of at least four (4) full time subrogation specialists in Empire's offices. Each of these specialists would be assigned to a claim department, i.e. Auto Physical Damage, Workers Compensation, No-fault, Uninsured Motorist and Property. At the expiration or termination of this agreement the CLIENT will option to offer the onsite staff permanent employment positions.

C. OFF-SITE COLLECTION: Once a subrogation claim has been identified by our specialist it will be forwarded to SUBROGATION PARTNERS, Medford, NY, facilities for collection. SUBROGATION PARTNERS would retain those files with subrogation potential and provide Empire with a immediate inventory.

         All ON-SITE and OFF-SITE SUBROGATION PARTNERS employees are solely the responsibility of SUBROGATION PARTNERS. These individuals are SUBROGATION PARTNERS employees and as such, SUBROGATION PARTNERS is solely responsible for, but not limited to the following; all wages, Workers Compensation Insurance, payroll taxes, unemployment insurance, discrimination and benefits.

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D.       BEST PRACTICES: Each on-site specialist will coordinate with a specific claim department on how Empire processes claims and how subrogation is impacted. We will analyze department structure, work flows, and best practice issues inclusive of:

                       Regulatory and Case Law Applications
                       Loss Transfer Issues
                       Coverage Investigation
                       Medical and Wage Loss Analysis
                       Liability Analysis
                       Negotiation and Settlement
                       File Management & Administration

E. FORENSIC FILE REVIEW: SUBROGATION PARTNERS will conduct a forensic file review of all closed files and files located within the claims department and off premises (warehouse). The purpose of this review is to identify, process and collect any overlooked subrogation opportunities.

F. COLLECTION STAFF (9): In our Medford, NY, collection facilities, we anticipate utilizing six (6) experienced subrogation claim adjusters, one (1) full time manager and two (2) clerical assistants dedicated to the Empire subrogation process.

G. REPORTING TO SUBROGATION PARTNERS will report to Empire on a monthly basis (or as often as Empire may require) all gross and net subrogation collections and all open and closed inventory. We will include in our monthly reporting, an estimation of anticipated recoveries for each line of business, which will allow Empire to properly forecast its, monthly, quarterly and annual recovery results.

H. ELECTRONIC DATA: SUBROGATION PARTNERS will provide the CLIENT with monthly updates of the subrogation claim database in a mutually agreeable electronic format.

I. RECOVERY CHECKS: SUBROGATION PARTNERS will have all recovery checks made payable to the CLIENT. SUBROGATION PARTNERS will bill the CLIENT in accordance with Article Seven.

J. HIRE & TRAIN REPLACEMENT STAFF: During the final four-month term of this agreement, SUBROGATION PARTNERS will assist the CLIENT in the hiring and training of a new subrogation staff. In addition,
         SUBROGATION PARTNERS grants the CLIENT permission to offer full time employment to any SUBROGATION PARTNERS ON-SITE employee during the final four month term of this agreement.

                ARTICLE SIX: CLIENT'S DUTIES AND RESPONSIBILITIES

A. MANDATORY REFERRAL: The CLIENT shall refer to all CLAIMS meeting the requirements specified in Article 2 hereof.

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B.       FACILITIES,   TELEPHONE,   UTILITIES  AND   LEASEHOLD:   In  order  for
         SUBROGATION PARTNERS to perform its DUTIES under this agreement, the CLIENT agrees to provide Subrogation Partners with a minimum of 5 work
         - stations at its offices and the appropriate space in the CLIENT'S warehouse. Access to these facilities will be limited to normal business hours.

                               ARTICLE SEVEN: FEES

         Fees for Transfer Files

         SUBROGATION PARTNERS will subrogate on behalf of the CLIENT on all subrogation claims currently identified or being pursued by the CLIENT. SUBROGATION PARTNERS is to receive a fee equal to fifteen (15%) percent of any recovery made on the CLIENT'S behalf on a transferred subrogation claim. The fifteen percent (15%) service fee is for processing the subrogation claim until conclusion or the "life" of the transferred file.

         Fees for the First Twelve (12) Months for "New" Subrogation Claims

         For all subrogation claims identified and collected by SUBROGATION PARTNERS for the first twelve (12) months of this agreement SUBROGATION PARTNERS is to receive a fee equal to twenty-two and one half 22.5%) percent of any recovery made on the Client's behalf.

         Fees for the Subsequent Twelve (12) Months for New Subrogation Claims

         For all Subrogation claims identified and collected by SUBROGATION PARTNERS for any subsequent twelve (12) month of this agreement SUBROGATION PARTNERS is to receive a fee equal to twenty (20%) percent of any recovery made on the Client's behalf.

         SUBROGATION PARTNERS rights to receive fees under this AGREEMENT continue beyond the expiration and/or termination. It is agreed by the CLIENT that SUBROGATION PARTNERS is authorized to collect subrogation and receive its service fees for all subrogation transferred or identified while this agreement was in force but not collected until after the expiration and or termination of this agreement.

                        ARTICLE EIGHT: PAYMENT SCHEDULE

         All recovered monies will be issued and payable directly to the CLIENT. All Subrogation Service Fees contemplated and collectable under Article Seven herein shall be invoiced to the CLIENT upon receipt and will be paid to SUBROGATION PARTNERS no later than eight (8) business days from the date of invoice.

                             ARTICLE NINE: EXPENSES

         All  expenses   associated  with  this  AGREEMENT  shall  be  the  sole
responsibility  of

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SUBROGATION PARTNERS,  with the exception any Allocated Loss Expense incurred on the transferred files before June 15, 1999, before Allocated Loss Expenses as defined in Article Three herein.

                          ARTICLE TEN: INDEMNIFICATION

         SUBROGATION PARTNERS will indemnify, defend and hold harmless the CLIENT for all claims, actions, suits, fines, penalties and/or losses arising out of or based upon any negligent act, omission, tort, other negligence, or intentional act on the part of SUBROGATION PARTNERS and/or its agents, servants, and/or employees, in the course of performance of the SUBROGATION SERVICES herein and in which claims, actions, judgments, suits, and/or losses, are rendered in favor of Plaintiff unless based upon action(s) of SUBROGATION PARTNERS, its agents, servants, and/or employees that were undertaken at the specific written direction of CLIENT.

                    ARTICLE ELEVEN: CONFIDENTIAL INFORMATION

         CLIENT and SUBROGATION PARTNERS acknowledge that each may acquire and develop knowledge, and information and materials concerning the other party or their affiliated companies ("CONFIDENTIAL INFORMATION"). Such CONFIDENTIAL INFORMATION being the trade secrets and confidential and proprietary information of the parties. Each party shall hold such CONFIDENTIAL INFORMATION in strict confidence and shall not disclose to others, shall not use it in any way or permit others to use it in any way, commercially or otherwise, and shall not allow any unauthorized person, firm or corporation access to it either before or after termination of the AGREEMENT, without the prior written consent of the other party. This provision shall survive termination of this AGREEMENT.

                          ARTICLE TWELVE: TERMINATION

         Either party may terminate this AGREEMENT by submitting to the other party in writing, at the address noted below, notice of its intent to terminate. Such notice to terminate shall be submitted by the party desiring to terminate the AGREEMENT no later than ninety (90) days prior to the date of termination.

                        ARTICLE THIRTEEN: MISCELLANEOUS

         Entire AGREEMENT; Modifications; Waivers. The provisions of this AGREEMENT constitute the whole and entire agreement between the parties hereto and supersede any and all prior written or oral negotiations and/or agreements between the parties. No modification or alteration of this AGREEMENT shall be deemed or construed to be a waiver of any other provisions hereof (whether or not similar) not shall any waiver be construed a continuing waiver unless expressly so stated. If any portion of this AGREEMENT shall be held invalid or unenforceable for any reason, then the remaining provisions shall continue to be valid and enforceable.

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         Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance of the Laws of the State of New York, without regard to choice of law principles.

         Notice. Any notice required or permitted to be given under this Agreement shall be in writing and either delivered personally or sent by telefax, telegram, or deposited in the mail, postage prepaid, registered or certified, return receipt requested, addressed to the parties at the address specified below and shall be deemed received three (3) days after the date of mailing or on the date of mailing if certified, or on the date of personal, telex, telefax.

As to SUBROGATION PARTNERS

SUBROGATION PARTNERS
420 Lexington Ave., Suite 3103
New York, NY  10170

As to Empire Insurance Company / Allcity Insurance Company
Empire Insurance Company / Allcity Insurance Company
335 Adams Street
Brooklyn, NY 11201

         Assignment. This Agreement and the rights, obligations and benefits hereunder shall inure to the benefit of the parties and their respective successors. SUBROGATION PARTNERS may not assign or delegate the rights or duties hereunder to any party without the prior written consent of the CLIENT.

         Use of Affiliated Service Companies. It is agreed between the parties that, where appropriate, SUBROGATION PARTNERS shall be permitted to utilize the services of its affiliates.

                          ARTICLE FOURTEEN: INSURANCE

A. SUBROGATION PARTNERS shall maintain errors and omissions insurance issued by an insurer acceptable to the CLIENT and will purchase a policy limit of no less than $1,000,000 and a deductible of no greater than $2,500 for the duration of the performance of SUBROGATION PARTNERS SERVICES under the AGREEMENT. (See Attached Copy of Insurance)

B.       SUBROGATION   PARTNERS  shall,  at  its  own  expense,   carry  Workers
         Compensation insurance and Disability Benefits insurance providing coverage for its employees whom may be working in the office or storage facilities of the CLIENT.

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IN WITNESS  WHEREOF,  the parties  hereto,  Universal  Recoveries  Inc.,  d.b.a.
SUBROGATION PARTNERS and EMPIRE INSURANCE COMPANY/ALLCITY INSURANCE COMPANY and its successor, assigns and by their duly authorized representatives, have executed this AGREEMENT on the date first above written.



UNIVERSAL RECOVERIES INC.
d.b.a. SUBROGATION PARTNERS


By:
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Title:
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EMPIRE INSURANCE COMPANY / ALLCITY INSURANCE COMPANY


By:
   -----------------------------------------


Title:
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